Exhibit 99.1
HashiCorp Announces Second Quarter of Fiscal Year 2025 Financial Results
•Second quarter revenue totaled $165.1 million, representing an increase of 15% year-over-year.
•Trailing four quarter average Net Dollar Retention Rate was 110% at the end of the second quarter of fiscal 2025 as compared to 124% at the end of second quarter of fiscal 2024.
•Second quarter GAAP RPO totaled $771.5 million, representing an increase of 13% year-over-year; second quarter current GAAP RPO totaled $473.4 million, representing an increase of 19% year-over-year.
•Second quarter non-GAAP RPO totaled $793.3 million, representing an increase of 12% year-over-year; second quarter current non-GAAP RPO totaled $492.4 million, representing an increase of 17% year-over-year.
SAN FRANCISCO – August 29, 2024 – HashiCorp, Inc. (NASDAQ: HCP), The Infrastructure Cloud™ company, today announced financial results for its second quarter of fiscal 2025, ended July 31, 2024.
“The HashiCorp team delivered another solid performance in Q2 of FY25, with revenue growth of 15% year-over-year, and 10% growth in $100K customers year-over-year” said Dave McJannet, CEO, HashiCorp. “We held a series of sold-out HashiDays events in London, Munich, and Sydney, launched new product capabilities for our customers, and continued work towards closing the transaction with IBM.”
Proposed Merger with International Business Machines ("IBM")
As announced on April 24, 2024, HashiCorp and IBM have entered into a merger agreement under which IBM will acquire HashiCorp for $35.00 per share in cash, representing an enterprise value of $6.4 billion. HashiCorp stockholders approved the merger agreement on July 15, 2024. The transaction is currently expected to close by the end of 2024, subject to receipt of regulatory approvals, and satisfaction of other customary closing conditions.
In light of the proposed transaction with IBM, HashiCorp will not be holding a conference call to discuss financial results or providing financial guidance in conjunction with its second quarter of fiscal 2025 earnings release.
Fiscal 2025 Second Quarter Financial Results
Revenue: Total revenue was $165.1 million in the second quarter of fiscal 2025, up 15% from $143.2 million in the same period last year.
Gross Profit: GAAP gross profit was $134.9 million in the second quarter of fiscal 2025, representing an 82% gross margin, compared to a GAAP gross profit of $113.9 million and an 80% gross margin in the same period last year. Non-GAAP gross profit was $139.8 million in the second quarter of fiscal 2025, representing an 85% non-GAAP gross margin, compared to a non-GAAP gross profit of $118.8 million and an 83% non-GAAP gross margin in the same period last year.
Operating Income (Loss): GAAP operating loss was $43.3 million in the second quarter of fiscal 2025, compared to GAAP operating loss of $82.6 million in the same period last year. Non-GAAP operating income was $0.7 million in the second quarter of fiscal 2025, compared to a non-GAAP operating loss of $35.1 million in the same period last year.
Net Income (Loss): GAAP net loss was $26.5 million in the second quarter of fiscal 2025, compared to a GAAP net loss of $66.3 million in the same period last year. Non-GAAP net income was $16.8 million in the second quarter of fiscal 2025, compared to a non-GAAP net loss of $18.8 million in the same period last year.
Net Income (Loss) per Share: GAAP basic and diluted net loss per share was $0.13 based on 201.9 million weighted-average shares outstanding in the second quarter of fiscal 2025, compared to a GAAP net loss per share of $0.34 based on 192.6 million weighted-average shares outstanding in the same period last year. Non-GAAP basic and diluted net income per share was $0.08 and $0.08, respectively, in the second quarter of fiscal 2025, compared to a non-GAAP basic and diluted net loss per share of $0.10 in the same period last year.
Remaining Performance Obligation (RPO): Total RPO was $771.5 million at the end of the second quarter of fiscal 2025, up from $682.5 million in the same period last year. The current portion of GAAP

RPO was $473.4 million at the end of the second quarter of fiscal 2025, up from $398.9 million at the end of the same period last year. Total non-GAAP RPO was $793.3 million at the end of the second quarter of fiscal 2025, up from $708.0 million at the end of the same period last year. The current portion of non-GAAP RPO was $492.4 million at the end of the second quarter of fiscal 2025, up from $420.3 million at the end of the same period last year.
Cash, cash equivalents, and investments: Net cash used in operating activities was $8.6 million in the second quarter of fiscal 2025, compared to $33.7 million provided by operating activities in the same period last year. Cash, cash equivalents and short-term investments totaled $1,309.3 million at the end of the second quarter of fiscal 2025, compared to $1,244.1 million at the end of the same period last year.
Reconciliations of GAAP financial measures to the most comparable non-GAAP financial measures have been provided in the tables included in this release.
Fiscal 2025 Second Quarter and Recent Operating Highlights
•HashiCorp ended the second quarter of fiscal 2025 with 4,709 customers, up from 4,558 customers at the end of the previous fiscal quarter, and up from 4,217 customers at the end of the second quarter of fiscal 2024.
•The Company ended the second quarter of fiscal 2025 with 934 customers with equal or greater than $100,000 in Annual Recurring Revenue (“ARR”), up from 918 customers at the end of the previous fiscal quarter and 851 customers at the end of the second quarter of fiscal 2024.
•Customers with equal to or greater than $100,000 in ARR represented 89% of total revenue in the second quarter of fiscal 2025 compared to 90% in the previous fiscal quarter and 89% in the second quarter of fiscal 2024.
•Quarterly subscription revenue from HashiCorp Cloud Platform (HCP) reached $26.5 million in the second quarter of fiscal 2025, up from $24.6 million in the previous fiscal quarter and up from $18.4 million in the second quarter of fiscal 2024.
•The Company's trailing four quarter average Net Dollar Retention Rate was 110% at the end of the second quarter of fiscal 2025, compared to 113% in the previous quarter and 124% at the end of the second quarter of fiscal 2024.
About HashiCorp, Inc.
HashiCorp is The Infrastructure Cloud™ company, helping organizations automate multi-cloud and hybrid environments with Infrastructure Lifecycle Management and Security Lifecycle Management. HashiCorp offers The Infrastructure Cloud on the HashiCorp Cloud Platform (HCP) for managed cloud services, as well as self-hosted enterprise offerings and community source-available products. The company is headquartered in San Francisco, California. For more information, visit hashicorp.com.

All product and company names are trademarks or registered trademarks of their respective holders.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995, as amended, including, among others, statements about HashiCorp’s business strategy, go-to-market initiatives, revenue growth, and long-term opportunity related to HashiCorp’s product innovation. In some cases you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to risks and uncertainties related to market conditions, HashiCorp and its business as set forth in our filings with the Securities and Exchange Commission (“SEC”) pursuant to our Annual Report on Form 10-K dated March 20, 2024, Quarterly Report on Form 10-Q dated August 29, 2024, and our future reports that we may file from time to time with the SEC. These documents contain and identify important factors that could cause the actual results for HashiCorp to differ materially from those contained in HashiCorp’s forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and HashiCorp specifically disclaims any obligation to update any forward-looking statement, except as required by law.

Use of Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP free cash flow and total and current non-GAAP RPOs, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.
We calculate non-GAAP gross profit as GAAP gross profit before amortization of stock-based compensation included in the amortized expenses of capitalized internal-use software, stock-based compensation expense, and amortization of acquired intangibles included in cost of revenue.
We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation of capitalized internal-use software, stock-based compensation expense and amortization of acquired intangibles included in cost of revenue as a percentage of revenue.
We calculate non-GAAP operating loss as GAAP operating loss before amortization of stock-based compensation of capitalized internal-use software, stock-based compensation expense, amortization of acquired intangibles, and merger and acquisition-related expenses. We calculate non-GAAP net income (loss) as GAAP net loss before amortization of stock-based compensation of capitalized internal-use software, stock-based compensation expense, amortization of acquired intangibles, and merger and acquisition-related expenses, which comprise one-time costs associated with advisory, legal, and other professional fees, net of tax adjustments.
We calculate non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by weighted average shares outstanding (basic and diluted).
We calculate non-GAAP free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software costs. Non-GAAP free cash flow as a % of revenue is calculated as non-GAAP free cash flow divided by total revenue.
We calculate non-GAAP RPOs as RPOs plus customer deposits, which are refundable pre-paid amounts, based on the timing of when these customer deposits are expected to be recognized as revenue in future periods. The current portion of non-GAAP RPO represents the amount to be recognized as revenue over the next 12 months.
Our management team uses these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP free cash flow, non-GAAP RPOs or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of our website at https://ir.hashicorp.com.

HashiCorp, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Revenue:
License	$16,488	$16,724	$32,837	$31,882
Support	116,166	103,997	229,798	205,910
Cloud-hosted services	26,534	18,372	51,124	34,916
Subscription revenue	159,188	139,093	313,759	272,708
Professional services and other	5,950	4,153	11,958	8,521
Total revenue	165,138	143,246	325,717	281,229
Cost of revenue:			—	—
Cost of license	470	498	1,007	1,083
Cost of support	14,817	16,304	30,016	31,147
Cost of cloud-hosted services	8,930	7,619	17,828	14,647
Cost of subscription revenue	24,217	24,421	48,851	46,877
Cost of professional services and other	5,992	4,913	11,671	9,245
Total cost of revenue	30,209	29,334	60,522	56,122
Gross profit	134,929	113,912	265,195	225,107
Operating expenses:
Sales and marketing	87,623	101,134	180,765	191,698
Research and development	54,981	59,962	113,816	114,155
General and administrative	35,623	35,412	81,625	69,660
Total operating expenses	178,227	196,508	376,206	375,513
Loss from operations	(43,298)	(82,596)	(111,011)	(150,406)
Interest income	17,745	16,300	34,952	31,280
Other expenses, net	(258)	(105)	(219)	(225)
Loss before income taxes	(25,811)	(66,401)	(76,278)	(119,351)
Provision (benefit) for income taxes	651	(86)	1,312	222
Net loss	$(26,462)	$(66,315)	$(77,590)	$(119,573)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.13)	$(0.34)	$(0.39)	$(0.62)
Weighted-average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted	201,872	192,610	200,982	191,723

HashiCorp, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share amounts)
(unaudited)

	As of
	July 31, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$797,224	$763,414
Short-term investments	512,066	515,163
Accounts receivable, net of allowance	147,750	182,614
Deferred contract acquisition costs	50,194	50,285
Prepaid expenses and other current assets	28,433	30,075
Total current assets	1,535,667	1,541,551
Deferred contract acquisition costs, non-current	73,230	80,055
Acquisition-related intangible assets, net	10,194	11,611
Goodwill	12,197	12,197
Other assets, non-current	47,512	46,533
Total assets	$1,678,800	$1,691,947
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,882	$9,081
Accrued expenses and other current liabilities	19,417	15,143
Accrued compensation and benefits	48,537	56,007
Deferred revenue	311,462	334,894
Customer deposits	21,753	25,627
Total current liabilities	414,051	440,752
Deferred revenue, non-current	21,425	26,659
Other liabilities, non-current	9,392	11,543
Total liabilities	444,868	478,954
Stockholders’ equity:
Class A common stock, par value of $0.000015 per share; 1,000,000 and 1,000,000 shares authorized as of July 31, 2024 and January 31, 2024, respectively; 156,819 and 125,333 shares issued and outstanding as of July 31, 2024 and January 31, 2024, respectively	2	1
Class B common stock, par value of $0.000015 per share; 200,000 and 200,000 shares authorized as of July 31, 2024 and January 31, 2024, respectively; 46,033 and 73,921 shares issued and outstanding as of July 31, 2024 and January 31, 2024, respectively	1	2
Additional paid-in capital	2,282,604	2,184,451
Accumulated other comprehensive loss	(17)	(393)
Accumulated deficit	(1,048,658)	(971,068)
Total stockholders’ equity	1,233,932	1,212,993
Total liabilities and stockholders’ equity	$1,678,800	$1,691,947
`

HashiCorp, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Six Months Ended July 31,
	2024	2023
Cash flows from operating activities
Net loss	$(77,590)	$(119,573)
Adjustments to reconcile net loss to cash from operating activities:
Stock-based compensation expense, net of amounts capitalized	87,116	86,282
Depreciation and amortization expense	6,436	3,876
Non-cash operating lease cost	1,857	1,474
Accretion of discounts on marketable securities	(7,103)	(4,196)
Deferred income taxes	—	(482)
Other	113	68
Changes in operating assets and liabilities:
Accounts receivable	34,791	39,914
Deferred contract acquisition costs	6,916	(4,152)
Prepaid expenses and other assets	1,783	(11,161)
Accounts payable	3,767	(5,007)
Accrued expenses and other liabilities	1,500	(1,776)
Accrued compensation and benefits	(7,470)	(5,123)
Deferred revenue	(28,666)	(8,803)
Customer deposits	(3,874)	(1,135)
Net cash provided by (used in) operating activities	19,576	(29,794)
Cash flows from investing activities
Business combination, net of cash acquired	—	(20,859)
Purchases of property and equipment	(422)	(417)
Capitalized internal-use software	(4,964)	(5,669)
Purchases of short-term investments	(565,075)	(469,704)
Proceeds from sales of short-term investments	71,515	26,372
Proceeds from maturities of short-term investments	503,959	32,529
Net cash provided by (used in) investing activities	5,013	(437,748)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(52)	(224)
Payments related to acquisition holdback	(54)	—
Proceeds from issuance of common stock upon exercise of stock options	2,666	1,455
Proceeds from issuance of common stock under employee stock purchase plan	6,661	10,195
Net cash provided by financing activities	9,221	11,426
Net increase (decrease) in cash and cash equivalents	33,810	(456,116)
Cash and cash equivalents at beginning of period	763,414	1,286,134
Cash and cash equivalents at end of period	$797,224	$830,018

HashiCorp, Inc.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(amounts in thousands, except per share amounts and percentages)
(unaudited)

	Three Months Ended July 31,			Six Months Ended July 31,
	2024		2023	2024	2023
Reconciliation of gross profit
GAAP gross profit	$134,929		$113,912	$265,195	$225,107
Add: Amortization of stock-based compensation of capitalized internal-use software	673		444	1,301	832
Add: Stock-based compensation expense	3,587		4,048	8,657	7,479
Add: Amortization of acquired intangibles	625		417	1,250	417
Non-GAAP gross profit	$139,814		$118,821	$276,403	$233,835
GAAP gross margin	82%		80%	81%	80%
Non-GAAP gross margin	85%		83%	85%	83%
Reconciliation of loss from operations
GAAP loss from operations	$(43,298)		$(82,596)	$(111,011)	$(150,406)
Add: Amortization of stock-based compensation of capitalized internal-use software	673		444	1,301	832
Add: Stock-based compensation expense	38,299		46,119	87,116	86,281
Add: Amortization of acquired intangibles	708		472	1,417	472
Add: Acquisition and merger related expense	4,323		459	17,090	459
Non-GAAP loss from operations	$705		$(35,102)	$(4,087)	$(62,362)
GAAP operating margin	(26)%		(58)%	(34)%	(53)%
Non-GAAP operating margin	—%	(1)	(25)%	(1)%	(22)%

(1) Amount is less than 1%.

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Reconciliation of net loss and net loss per share
GAAP net loss	$(26,462)	$(66,315)	$(77,590)	$(119,573)
Add: Amortization of stock-based compensation of capitalized internal-use software	673	444	1,301	832
Add: Stock-based compensation expense	38,299	46,119	87,116	86,281
Add: Amortization of acquired intangibles	708	472	1,417	472
Add: Acquisition-related expenses	4,323	459	17,090	459
Less: Tax adjustments (1)	$(753)	$—	$(1,355)	$—
Non-GAAP net income (loss)	$16,788	$(18,821)	$27,979	$(31,529)
GAAP net loss per share, basic and diluted	$(0.13)	$(0.34)	$(0.39)	$(0.62)
Non-GAAP net income (loss) per share, basic	$0.08	$(0.10)	$0.14	$(0.16)
Non-GAAP net income (loss) per share, diluted	$0.08	$(0.10)	$0.13	$(0.16)
Weighted-average shares used in computing GAAP net loss per share, basic and diluted	201,872	192,610	200,982	191,723
Weighted-average shares used to compute Non-GAAP net income (loss) per share, basic	201,872	192,610	200,982	191,723
Weighted-average shares used to compute Non-GAAP net income (loss) per share, diluted	210,193	192,610	208,843	191,723

Reconciliation of free cash flow
GAAP net cash provided by (used in) operating activities	$(8,573)	$(33,669)	$19,576	$(29,794)
Add: purchases of property and equipment	(189)	(26)	(422)	(417)
Add: capitalized internal-use software	(2,441)	(2,930)	(4,964)	(5,669)
Non-GAAP free cash flow	$(11,203)	$(36,625)	$14,190	$(35,880)
GAAP net cash provided by (used in) operating activities as a % of revenue	(5)%	(24)%	6%	(11)%
Non-GAAP free cash flow as a % of revenue	(7)%	(26)%	4%	(13)%

Trailing twelve months ("TTM") Total Revenue	$627,625	$542,357	$627,625	$542,357
TTM cash provided by (used in) operating activities	38,518	(43,387)	38,518	(43,387)
TTM free cash inflow (outflow)	27,189	(54,883)	27,189	(54,883)
TTM cash provided by (used in) operating activities as a % of revenue	6%	(8)%	6%	(8)%
TTM free cash inflow (outflow) as a % of revenue	4%	(10)%	4%	(10)%

(1) The adjustments relate to the tax impact of stock-based compensation expense and amortization of acquired intangibles.

HashiCorp, Inc.
RECONCILIATION OF GAAP TO NON-GAAP RPOS
(amounts in thousands)
(unaudited)

	As of
	July 31, 2024	January 31, 2024
GAAP RPOs
GAAP short-term RPOs	$473,354	$460,170
GAAP long-term RPOs	298,144	315,580
Total GAAP RPOs	$771,498	$775,750
Add:
Customer deposits
Customer deposits expected to be recognized within the next 12 months	$19,052	$22,882
Customer deposits expected to be recognized after the next 12 months	2,701	2,745
Total customer deposits	$21,753	$25,627
Non-GAAP RPOs
Non-GAAP short-term RPOs	$492,406	$483,052
Non-GAAP long-term RPOs	300,845	318,325
Total Non-GAAP RPOs	$793,251	$801,377

HashiCorp, Inc.
PRESENTATION OF KEY HISTORICAL BUSINESS METRICS
(dollars in millions, except customers and percentages)
(unaudited)

	Three Months Ended
	July 31, 2024	April 30, 2024		January 31, 2024		October 31, 2023		July 31, 2023
Number of customers (as of end of period)	4,709	4,558		4,423		4,354		4,217
Number of customers equal or greater than $100,000 in ARR	934	918		897		877		851
GAAP Remaining Performance Obligations ($M)	$771.5	$748.5		$775.8		$678.2		$682.5
Non-GAAP Remaining Performance Obligations ($M)(1)	$793.3	$770.9	(1)	$801.4	(1)	$700.4	(1)	$708.0
Quarterly subscription revenue from HCP ($M)	$26.5	$24.6		$21.3		$19.9		$18.4
Trailing four quarters average Net Dollar Revenue Retention Rate	110%	113%		115%		119%		124%
Trailing twelve months cash provided by (used in) operating activities as a % of revenue	6%	3%		(2)%		(3)%		(8)%
Trailing twelve months Non-GAAP free cash flow as a % of revenue(1)	4%	—%	(1)(2)	(4)%	(1)	(6)%	(1)	(10)%
(1) For the reconciliation of GAAP to non-GAAP for the historical periods presented, refer to our prior earning releases.
(2) Amount is less than 1%.

HashiCorp, Inc.
PRESENTATION OF KEY HISTORICAL FINANCIAL DATA
(amounts in thousands)
(unaudited)

	Three Months Ended
	July 31, 2024	April 30, 2024		January 31, 2024		October 31, 2023		July 31, 2023
Revenue	$165,138	$160,579		$155,783		$146,125		$143,246
GAAP net cash provided by (used in) operating activities	$(8,573)	$28,148		$10,286		$8,657		$(29,794)
Non-GAAP free cash flow	$(11,203)	$25,393	(1)	$7,283	(1)	$5,716	(1)	$(36,625)

(1) For the reconciliation of GAAP to non-GAAP for the historical periods presented, refer to our prior earning releases.

Investor Contact
Alex Kurtz
HashiCorp
ir@hashicorp.com

Media Contact
Kate Lehman
HashiCorp
media@hashicorp.com